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                                                                 Exhibit 99.5(A)

                        INVESTMENT MANAGEMENT AGREEMENT

    AGREEMENT made the day of August, 1993, by and between KEYSTONE AMERICA STRATEGIC INCOME FUND, a Massachusetts business trust (the "Fund"), and KEYSTONE MANAGEMENT, INC., a Nevada corporation (the "Manager").

    WHEREAS, the Fund and the Manager wish to enter into an Agreement setting forth the terms on which the Manager will perform certain services for the Fund.

    THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the Fund and the Manager agree as follows:

    1. The Fund hereby employs the Manager to manage and administer the operation of the Fund, to supervise the provision of services to the Fund by others, and to manage the investment and reinvestment of the assets of the Fund in conformity with the Fund's investment objectives and restrictions as may be set forth from time to time in the Fund's then current prospectus and statement of additional information, if any, and other governing documents, all subject to the supervision of the Board of Trustees of the Fund, for the period and on the terms set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein, for the compensation provided herein. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

    2. The Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Manager. In executing portfolio transactions and selecting broker-dealers, the Manager will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act") provided to the Fund and/or other accounts over which the Manager or an affiliate of the Manager exercises investment discretion. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

    3. The Manager, at its own expense, shall furnish to the Fund office space in the offices of the Manager or in such other place as may be agreed upon by the parties from time to time, all necessary office facilities, equipment and personnel in connection with its services hereunder, and shall arrange, if desired by the Fund, for members of the Manager's organization to serve without salaries from the Fund as officers or, as may be agreed from time to time, as agents of the Fund. The Manager assumes and shall pay or reimburse the Fund for:
(1) the compensation (if any) of the Trustees of the Fund who are affiliated with the Manager or with its affiliates, or with any adviser retained by the Manager, and of all officers of the Fund as such, and (2) all expenses of the Manager incurred in connection with its services hereunder. The Fund assumes and shall pay all other expenses of the Fund, including, without limitation: (1) all charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property; (2) all charges and expenses for bookkeeping and auditors; (3) all charges and expenses of any transfer agents and registrars appointed by the Fund; (4) all fees of all Trustees of the Fund who are not affiliated with the Manager or any of its affiliates, or with any adviser retained by the Manager; (5) all broker's fees, expenses and commissions and issue and transfer taxes chargeable to the Fund in connection with transactions involving securities and other property to which the Fund is a party; (6) all costs and expenses of distribution of its shares incurred pursuant to a Plan of Distribution adopted under Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"); (7) all taxes and business trust fees payable by the Fund to Federal, state or other governmental agencies; (8) all costs of certificates representing shares of the Fund; (9) all fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission (the "Commission") and registering or qualifying its shares under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the Commission and other authorities; (10) expenses of preparing, printing and mailing prospectuses and statements of additional information to shareholders of the Fund; (11) all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing notices, reports and proxy materials to shareholders of the Fund; (12) all charges and expenses of legal counsel for the Fund and for Trustees of the Fund in connection with legal matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, business trust and financial structure and relations with its shareholders, registrations and qualifications of securities under Federal, state and other laws, issues of securities, expenses which the Fund has herein assumed, whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, its Trustees, officers, employees or agents; (13) all charges and expenses of filing annual and other reports with the Commission and other authorities; and (14) all extraordinary expenses and charges of the Fund. In the event that the Manager provides any of these services or pays any of these expenses, the Fund will promptly reimburse the Manager therefor.

    The services of the Manager to the Fund hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

    4. As compensation for the Manager's services to the Fund during the period of this Agreement, the Fund will pay to the Manager a fee at the annual rate of:

                                                       AGGREGATE NET ASSET VALUE
MANAGEMENT                                                       OF THE SHARES
FEE                                 INCOME                         OF THE FUND
------------------------------------------------------------------------------
                                    2.0% of
                               Gross Dividend and
                                Interest Income
                                      Plus
0.50% of the first                                          $100,000,000, plus
0.45% of the next                                           $100,000,000, plus
0.40% of the next                                           $100,000,000, plus
0.35% of the next                                           $100,000,000, plus
0.30% of the next                                           $100,000,000, plus
0.25% of amounts over                                       $500,000,000
------------------------------------------------------------------------------
computed as of the close of business on each business day.

    A pro rata portion of the fee shall be payable in arrears at the end of each day or calendar month as the Manager may from time to time specify to the Fund. If and when this Agreement terminates, any compensation payable hereunder for the period ending with the date of such termination shall be payable upon such termination. Amounts payable hereunder shall be promptly paid when due.

    5. The Manager may enter into an agreement to retain, at its own expense, Keystone Custodian Funds, Inc. or any other firm or firms ("Adviser") to provide the Fund all of the services to be provided by the Manager hereunder, if such agreement is approved as required by law. Such agreement may delegate to such Adviser all of Manager's rights, obligations and duties hereunder.

    6. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from the Manager's willful misfeasance, bad faith, gross negligence or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, Director, partner, employee, or agent of the Manager, who may be or become an officer, Trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Manager's duties hereunder), to be rendering such services to or acting solely for the Fund and not as an officer, Director, partner, employee, or agent or one under the control or direction of the Manager even though paid by it. The Fund agrees to indemnify and hold the Manager harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Manager takes or does or omits to take or do hereunder provided that the Manager shall not be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of the Manager in the performance of its duties, or from reckless disregard by it of its obligations and duties under this Agreement.

    7. The Fund shall cause its books and accounts to be audited at least once each year by a reputable independent public accountant or organization of public accountants who shall render a report to the Fund.

    8. Subject to and in accordance with the Declaration of Trust of the Fund, the Articles of Incorporation of the Manager and the governing documents of any Adviser, it is understood that Trustees, Directors, officers, agents and shareholders of the Fund or any Adviser are or may be interested in the Manager (or any successor thereof) as Directors and officers of the Manager or its affiliates, as stockholders of Keystone Group, Inc. or otherwise; that Directors, officers and agents of the Manager and its affiliates or stockholders of Keystone Group, Inc. are or may be interested in the Fund or any Adviser as Trustees, Directors, officers, shareholders or otherwise; that the Manager (or any such successor) is or may be interested in the Fund or any Adviser as shareholder, or otherwise; and that the effect of any such adverse interests shall be governed by said Declaration of Trust of the Fund, Articles of Incorporation of the Manager and governing documents of any Adviser.

    9. This Agreement shall continue in effect after July 1, 1994 only so long as (1) such continuance is specifically approved at least annually by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, and (2) such renewal has been approved by the vote of a majority of Trustees of the Fund who are not interested persons, as that term is defined in the 1940 Act, of the Manager or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

    10. On sixty days' written notice to the Manager, this Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Fund; and on sixty days' written notice to the Fund, this Agreement may be terminated at any time without the payment of any penalty by the Manager. This Agreement shall automatically terminate upon its assignment (as that term is defined in the 1940 Act). Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party at the main office of such party.

    11. This Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such execution by the Fund shall have been first approved by the vote of the holders of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Trustees of the Fund who are not interested persons (as that term is defined in the 1940 Act) of the Manager, any predecessor of the Manager, or of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A "majority of the outstanding voting securities of the Fund" shall have, for all purposes of this Agreement, the meaning provided therefor in the 1940 Act.

    12. Any compensation payable to the Manager hereunder for any period other than a full year shall be proportionately adjusted.

    13. The provisions of this Agreement shall be governed, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

    14. A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts. This instrument is executed on behalf of the Trustees of the Fund as trustees and not individually and the obligations of this instrument are not binding upon the Trustees or holders of shares of the Fund individually but are binding only upon the assets and property of the Fund.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.



                    KEYSTONE AMERICA STRATEGIC INCOME FUND

                    By: /s/
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                        Title:


                    KEYSTONE MANAGEMENT, INC.

                    By: /s/
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                        Title: